Exhibit 99.1

Vitesse Announces Resignation of Board Member Vincent Chan, Ph.D.

CAMARILLO, Calif. — July 8, 2009 — Vitesse Semiconductor Corporation (Pink Sheets: VTSS.PK) announced today that Vincent Chan, Ph.D. has resigned from its Board of Directors effective July 7, 2009. An independent Director, he was elected to the Board in April 2000 and served on the Compensation, Nominating and Corporate Governance committees.

“We are grateful for Vincent’s many years of service and technical expertise to Vitesse,” said Chris Gardner, CEO of Vitesse. “Vincent has been a valuable source of knowledge and information to our Board of Directors and management team as he drew from more than 25 years of experience leading the development of advanced communication systems.”

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for Carrier and Enterprise networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

Safe Harbor

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” and similar expressions. Factors, including those related to our business and financial result, that could cause actual results to differ are identified in the public filings made by Vitesse with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Editorial Contact:

Vitesse

Rich Yonker

CFO

+1-805-388-3700